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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 2, 1999

                           NEXELL THERAPEUTICS INC.
              (Exact name of registrant as specified in charter)


  DELAWARE                          0-19153                     06-1192468
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation.)


               9 Parker, Irvine, CA                                92618
     (Address of principal executive offices)                    (Zip code)

      Registrant's telephone number, including area code:  (949) 470-9011


                                Not applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

          On July 6, 1999, Nexell Therapeutics Inc.(the "Registrant") issued a press release announcing that the U.S. Food and Drug Administration ("FDA")has given the Registrant approval to market its Isolex(R) Magnetic Cell Selection Systems, including the Isolex(R) 300 and the Isolex(R) 300i, in the United States. FDA approval was effective July 2, 1999. A copy of the press release is attached as Schedule A hereto.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEXELL THERAPEUTICS INC.
                                   (Registrant)


                                   By: /s/ William A. Albright
                                       ----------------------------
                                   William A. Albright
                                   Senior Vice President, Chief
                                   Financial Officer and Secretary


Dated:  July 8, 1999

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                                  Schedule A
                   Press Release of Nexell Therapeutics Inc.
                 ---------------------------------------------


                NEXELL THERAPEUTICS RECEIVES APPROVAL TO MARKET
             ISOLEX(R) CELL SELECTION SYSTEMS IN THE UNITED STATES

         Only Commercially Available Systems Enter Expanding Market for
                              Stem Cell Selection


IRVINE, CA, July 6, 1999 - Nexell Therapeutics Inc. (NASDAQ:NEXL) announced today that the U.S. Food and Drug Administration (FDA) has given the Company clearance to market its Isolex(R) Magnetic Cell Selection Systems in the United States. The semi-automated Isolex(R) 300 and fully-automated Isolex(R) 300i, along with the reagent kit and disposable sets used in each selection procedure, will be sold for the selection of hematopoietic stem cells and the removal of tumor cells from autologous peripheral blood as a component of aggressive cancer treatment. They are the only stem cell selection systems commercially available in the United States.

"This approval is not only a milestone for Nexell Therapeutics but an important step forward in the application of stem cell selection technology to clinical medicine," said Richard L. Dunning, Chairman and CEO of Nexell Therapeutics Inc. "The United States is the largest and most dynamic market for cell selection in the world. The commercial availability of the Isolex(R) systems in the U.S. will increase access by oncologists and their patients to state-of-the-art transplantation techniques, while giving researchers the technological platform to explore new frontiers in cell therapy."

The launch of the Isolex(R) systems will take place over the next several months and initially focus on the conversion of existing Isolex(R) investigational sites to commercial status and the installation of Isolex(R) systems at sites currently operating CellPro Ceprate SC devices. These sites have continued to use the Ceprate SC system under a limited supply agreement with Baxter Healthcare Corporation created to provide treatment for patients in need of stem cell selection in the interim between cessation of CellPro's business operations and Isolex(R) approval.

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                         Growth in Stem Cell Selection

Stem cell transplantation is currently performed after high-dose chemotherapy
(HDC) in an effort to restore a cancer patient's blood and immune cell production capacity which is destroyed in this aggressive form of cancer treatment. Conventional grafts from bone marrow or peripheral blood carry the risk that tumor cells will be given back to the patient along with the desired stem cells. In transplantation with cell selection, a patient's stem cells are isolated from their blood, thereby substantially reducing tumor cells in the graft. This may reduce the chances of cancer relapse potentially caused by these cells and produce a better long-term outcome. Improvements in transplantation techniques, including the wider use of cell selection, have also contributed to a significant reduction in the morbidity and mortality associated with conventional transplantation.

As a result, HDC with transplantation has grown at an average annual rate of 21 percent over the past 10 years. Although still under study in high risk or metastatic breast cancer, HDC with transplant is now standard therapy in multiple myeloma, acute myeloid leukemia in first remission, and intermediate-grade non-Hodgkins lymphoma. Within the clinical transplant community, increasing adoption of cell selection to improve graft purity is expected to drive even more dramatic growth in selection procedures. In 1998 there were approximately 6,000 selections performed worldwide; by 2002 this number may exceed 30,000.

"Transplant surgeons and clinical oncologists clearly understand the logic of stem cell selection because increasing the purity of the graft by eliminating tumor cells fits with their ultimate treatment goal: to achieve minimum residual disease in the patient," said L. William McIntosh, President of Nexell Therapeutics Inc. "Now that we can actively market the advantages of selection, we expect the number of selected transplant procedures to increase significantly over the next few years. In addition, we will promote the unique features of the Isolex(R), including full automation, cGMP processing, and closed system technology to significantly reduce potential contamination of the final stem cell product, that make it the best cell selection system in the world."

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                 The Isolex(R) Magnetic Cell Selection Systems

The Isolex(R) 300 and Isolex(R) 300i are automated devices for the clinical separation of various types of cells from peripheral blood. The Isolex(R) cell selection platform is versatile and can be used for a number of cell selection approaches, including the positive selection of a desired or target cell population from cell populations, such as tumor cells, that are potentially harmful to the patient.

The Isolex(R) 300i is fully automated, integrating all steps of the stem cell selection process into one continuous procedure that takes about 2.5 hours. The system uses a highly specific anti-CD34 stem cell antibody and paramagnetic beads to target and capture CD34+ stem cells. The Isolex(R) 300i achieves high purity and yield of selected cells and its unique, patented stem cell release system leaves the selected cell surface virtually free of the antibodies and paramagnetic beads. Total automation of the sterile, closed-path procedure enhances consistency of the final cell product by greatly reducing the potential for contamination and errors in processing. Thus the Isolex(R) 300i is ideally positioned to help cell processing laboratories meet the increasing level of regulatory and quality scrutiny to which they are being subjected.

The Isolex(R) cell selection systems are currently marketed in the European Union and Canada and are available for use in Hungary, Israel, New Zealand, Poland, and Slovenia. Nexell is seeking clearance to market the Isolex(R) systems in Australia, Japan and various countries in Eastern Europe and the Mediterranean region. There are also a number of Isolex(R) systems currently in use in investigational protocols for gene therapy and dendritic cell therapy, engineered transplants with alternative donors and for autoimmune diseases, and depletion of specific T-cell subsets such as CD4 or CD8 cells.

Located in Irvine, California, Nexell Therapeutics Inc. (NASDAQ:NEXL), formerly VIMRX Pharmaceuticals Inc., is a cell therapy company whose mission is to put the power of the cell into the hands of healers. Nexell is developing and marketing innovative diagnostics and ex vivo cell therapies for cancer, autoimmune, metabolic and genetic diseases. Nexell's lead product is the Isolex(R) Magnetic Cell Selection System. In addition, Nexell markets an extensive line of cell therapy preparation, storage and expansion products including the Cryocyte(TM) and Lifecell(R) brands.

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: the timely commencement and success of the Company's clinical trials and other research endeavors, delays in receiving FDA or other regulatory approvals, the development of competing therapies and/or technologies, the terms of any future strategic alliances, the possible need for additional capital, and any additional factors described from time to time in the Company's periodic reports on Form 10-K and 10-Q, and any prospectus describing the Company's securities.
                                     # # #

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